UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 1, 2007
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE State or Other Jurisdiction of Incorporation or Organization	000-29598 Commission File No.	36-3252484 I.R.S. Employer Identification Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On October 1, 2007, Midwest Banc Holdings, Inc. (the “Company”), completed the acquisition of Northwest Suburban Bancorp, Inc. (“Northwest”), contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 22, 2007, by and between the Company and Northwest. In the transaction, Northwest merged with and into the Company (the “Merger”) effective as of 12:01 a.m. Delaware time on October 1, 2007, with the Company being the surviving corporation in the Merger. Also effective as of October 1, 2007 was the merger of Northwest’s bank subsidiary, Mount Prospect National Bank, with and into the Company’s bank subsidiary, Midwest Bank and Trust Company.
     Pursuant to the Merger Agreement, certain employee benefits agreements were assumed by the Company, as described below.
     Arrangements with John G. Eilering and Stephan L. Markovits. Concurrently with the closing, each of the employment agreements between (1) Mr. Eilering (chairman and chief executive officer of Northwest) and Northwest and (2) Mr. Markovits (president of Northwest) and Northwest, were terminated pursuant to the terms of mutual termination agreements. Mr. Eilering received a lump sum payment from Northwest equal to $918,502, which represents the payments due Mr. Eilering under his employment agreement following a change in control of Northwest and included the present value of thirty-six months of fringe benefits (as in effect immediately prior to closing but excluding welfare benefits). Mr. Markovits received a lump sum payment and other property from Northwest equal to $764,627, which represents the payments due Mr. Markovits under his employment agreement with Northwest following a change in control of Northwest and included the present value of 36 months of fringe benefits (as in effect immediately prior to the closing).
     For a period of three years following the closing, Mr. Eilering and his eligible dependents will receive coverage under health, life, long-term care and disability insurance policies similar to the coverage offered by the Company at the Company’s expense (or, with respect to the disability insurance coverage, if not reasonably available, he will be compensated for the cost of such coverage provided while he was employed), less the portion of the premium Mr. Eilering paid while employed at Northwest. Such right to coverage will continue if his employment is terminated for any reason by either party prior to the third anniversary of the closing. If Mr. Eilering becomes employed with another employer and is eligible to receive such coverage under another employer-provided plan, the Company coverage will be secondary to that provided under such other plan.
     In the event the employment of either Mr. Eilering or Mr. Markovits is terminated by the Company, whether voluntarily or involuntarily (but other than for cause), at any time after the date which is 18 months after the closing, Mr. Eilering or Mr. Markovits, as the case may be, will be entitled to receive the following: (a) salary payments from the date of termination and continuing until the first anniversary of his termination date, plus (b) a bonus payment with respect to the calendar year ending during the one-year salary continuation period equal to the annual cash bonus paid in the year immediately preceding his termination, plus a pro rata payment for the calendar year in which the one-year salary continuation period ends. No payment will be made if the terminated employee is entitled to receive severance benefits under any other provision of the mutual termination agreement mentioned above or the transitional employment agreement discussed below.
     In the event of a “Change in Control” of the Company (as defined in the transitional employment agreement discussed below) after the closing, and either Mr. Eilering or Mr. Markovits terminates his employment for whatever reason during the 12 months following such “Change in Control,” Mr. Eilering or Mr. Markovits, as the case may be, will be entitled to receive the following: (a) salary payments from the date of termination and continuing until the first anniversary of his termination date, plus (b) a bonus payment with respect to the calendar year ending during the one-year salary continuation period equal to the annual cash bonus paid in the year immediately preceding his termination, plus a pro rata payment for the calendar year in which the one-year salary continuation period ends. No payment will be made if he is entitled to receive severance benefits under any other provision of the mutual termination agreement or the transitional employment agreement.
     Subject to the following, the mutual termination agreement will provide for the continuation of the non-solicitation provisions of Mr. Eilering’s and Mr. Markovits’ employment agreements. As of the closing, the non-solicitation period will be changed to 18 months from the closing date. The maximum non-solicitation period will reduce daily for each day he is employed by the Company following the closing with a minimum non-solicitation period of twelve months following the termination of employment. This non-solicitation period will be superseded by the non-solicitation provision contained in the transitional employment agreement discussed below in the event of a change in control of the Company (either before or after closing), which contains a six month non-solicitation period.
     Following the closing: (i) Mr. Eilering’s annual salary increased from $221,250 to $225,000; (ii) he became Area President Northwest of Midwest Bank and Trust Company; (iii) his current or comparable automobile lease will be renewed for an additional thirty-six months at the end of its current term, which expires on or about December 31, 2007; and (iv) his 2007 accrued vacation carried over, subject to the terms (including carryover limitations) of the Company’s vacation policy.
     Following the closing: (i) Mr. Markovits’ annual salary increased from $170,000 to $200,000; (ii) he became Executive Vice President, Commercial and Industrial Lending of Midwest Bank and Trust Company; and (iii) his 2007 accrued vacation carried over, subject to the terms (including carryover limitations) of the Company’s vacation policy. Immediately prior to closing, the automobile provided to Mr. Markovits by Northwest was transferred to him by Northwest.
     In anticipation of the merger, Northwest entered into transitional employment agreements with each of Mr. Eilering and Mr. Markovits. Under these agreements, the Company (as the successor of Northwest pursuant to the merger) agrees to continue each of Mr. Eilering and Mr. Markovits in its employ for a period of 12 months following a change in control of the Company (as defined by the agreements), with the same officer titles, duties and responsibilities as in effect immediately prior to the change in control.
     During the 12-month employment period, each of Mr. Eilering and Mr. Markovits will (a) be entitled to receive an annual salary at a rate that is no less than that in effect immediately prior to the change in control, with the opportunity for increases in accordance with regular business practices; (b) be eligible to participate in bonus programs consistent with executives with comparable duties; (c) be eligible to participate on a comparable basis in stock option or other equity incentive plans and other bonus incentive compensation plans consistent with executives with comparable duties; (d) be entitled to participate in medical, dental, disability, life insurance, retirement, profit sharing, thrift and other plans and programs; (e) be entitled to receive vacations and perquisites that are provided to executives with comparable duties; and (f) be entitled to receive benefits under any supplemental executive retirement agreements in place prior to the change in control.
     Under each of these agreements, during the 12-month employment period following a change in control, if either Mr. Eilering or Mr. Markovits is terminated other than for death, disability or cause (as defined in the agreements), or in the event of his resignation for constructive discharge (as defined in the agreements), Mr. Eilering or Mr. Markovits, as applicable, will be entitled to receive (a) salary payments from the date of the termination and continuing until the first anniversary of the termination date, plus (b) a bonus payment with respect to the calendar year ending during the one-year salary continuation period equal to the annual cash bonus paid during the year immediately preceding the change in control, or, if greater, the date of termination, plus a pro rata payment for the calendar year in which the one-year salary continuation period ends. In addition, Mr. Eilering or Mr. Markovits as applicable, will be entitled to maintain continued group medical and dental coverage. The amounts payable to Mr. Eilering or Mr. Markovits, as applicable, are subject to reduction so that the total amount of payments or benefits provided do not constitute an “excess parachute payment” under the Internal Revenue Code.
     Under their respective agreements, each of Mr. Eilering and Mr. Markovits are obligated, for a period of 12 months following termination, not to solicit customers or employees of the Company or for a period of 6 months following a change in control, not to solicit customers or employees of the Company or the resulting entity of any change in control. The termination payments described above are subject to compliance with the respective non-solicitation provisions.
     Restricted Stock Awards. The Company granted restricted stock awards for 59,500 shares of Company common stock under the terms of its stock and incentive plan with a value based on the Company’s closing price on October 1, 2007 of $14.99 per share, or an aggregate of $891,905. In general, the restricted stock awards are subject to the same performance goals as used by the Company in its most recent standard grants, which vest in five years subject to earlier vesting if certain performance goals are met. All such awards will immediately vest upon a change in control of the Company. All of the restricted stock awards have dividend and voting rights during all periods prior to vesting. Both Mr. Eilering and Mr. Markovits received 10,000 shares of restricted stock.
     Supplemental Executive Retirement Plan. In connection with the merger, the parties agreed that Northwest would, prior to the closing, enter into a Supplemental Executive Retirement Plan, or SERP Agreement, which is substantially similar to the Company’s model form of agreement, with John G. Eilering, Stephan L. Markovits and certain other officers of Northwest. Each of these individuals received a “benefit percentage” in the plan as determined by Northwest in consultation with the Company, and received credit for their years of service with Northwest based on their hire dates. Prior to the closing, Northwest accrued appropriate amounts to reflect the full transition of the foregoing persons into these plans. Each individual will immediately vest in his SERP benefit upon the occurrence of a change in control of the Company after the closing.
     The annual retirement benefit available under the Company’s plan is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. To qualify, each participant must continue to remain employed with the Company for at least five years following the adoption of the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits to the extent such amounts exceed a participant’s accrued benefit under the SERP at the time of death.
     The following table shows the annual benefits payable upon retirement under the SERP (assuming that their current salary is their final salary for compilation purposes and they each retire at age 65):

	Retirement Benefit	Retirement Benefit
Officer	Amount(1)	Percentage

John G. Eilering	$75,928	30%
Stephan L. Markovits	78,956	30%

(1)	Benefits shown are computed on the basis of a single life annuity. Other forms of benefits payments are available under the SERP and would be determined on the actuarial equivalent amount of the single life annuity payment.
     Incentive Bonus Plan. Each employee of Northwest who is continuing as an employee of the Company or its subsidiaries after the merger and who meets the eligibility requirements to participate in the Company’s 2007 Management Cash Incentive Plan will become participants in such plan and such participation will take effect retroactively as of January 1, 2007. Each participating employee will be entitled to a minimum 2007 incentive payment in an amount no less than what such employee would have received under Northwest’s incentive bonus plan through the closing of the Merger based upon Northwest’s performance through such date had Northwest’s plan been terminated and incentive bonuses paid as of such date. Messrs. Eilering and Markovits will participate in this plan.
Item 2.01.      Completion of Acquisition or Disposition of Assets.
     As discussed under Item 1.01, effective October 1, 2007, Northwest merged with and into the Company. Under the terms of the Merger Agreement, stockholders of Northwest were given the opportunity to elect to receive Company common stock at an exchange ratio of 2.4551 shares of Company common stock for one share of Northwest common stock being exchanged or cash in the amount of $42.75 per share of Northwest common stock being exchanged, or a combination thereof. Based upon stock elections being made for approximately 45% of the outstanding shares of Northwest common stock, Northwest stockholders will receive approximately 3.8 million shares of Company common stock and approximately $79.9 million in cash in the transaction, with the total consideration estimated at approximately $135.4 million.
     The Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 23, 2007 and is incorporated herein by reference. The news release, dated October 1, 2007, announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and in incorporated herein by reference.
Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 18, 2004, Northwest completed a trust preferred securities transaction in which it formed a Delaware business trust subsidiary, Northwest Suburban Capital Trust I (the “Trust”). In the transaction, the Trust issued and sold $10,000,000 aggregate principal amount of fixed/floating rate trust preferred securities (the “Capital Securities”) to private investors and issued $310,000 common securities to Northwest. The Trust used the proceeds of these issuances to purchase $10,310,000 of Northwest’s Junior Subordinated Debt Securities due July 23, 2034 (the “Debt Securities”). The terms for the Capital Securities and the Debt Securities are essentially identical.
     The holders of the Capital Securities are entitled to receive cumulative cash distributions which will be determined at a variable annual rate, reset quarterly, equal to three-month LIBOR plus 2.70%. Assuming that no default has occurred, distributions may be deferred at any time for a period of up to twenty consecutive calendar quarters. The Capital Securities can be redeemed on or after July 23, 2009 at their face value.
     Concurrently with the issuance of Capital Securities, Northwest entered into a Guarantee Agreement (the “Guarantee Agreement”), dated as of May 14, 2004, between Northwest and Chase Manhattan Bank USA, National Association (“Chase”) under with Northwest guaranteed the payment of various obligations associated with the Capital Securities.
     The Debt Securities were issued pursuant to an Indenture, dated as of May 14, 2004 (the “Indenture”), between Northwest and Chase, as trustee. The Capital Securities are governed by an Amended and Restated Declaration of Trust, dated as of May 14, 2004 (the “Declaration”), between Northwest as sponsor, Chase, as institutional trustee and the Administrators named therein.
     In connection with the Merger, effective as of October 1, 2007, the Company assumed all of Northwest’s obligations in connection with the Debt Securities and Capital Securities. As successor to Northwest under the Indenture, the Company entered into a Supplemental Indenture with Chase, whereby the

Company assumed all right, title and interest in, to and under the Indenture and agreed to fully and completely pay, perform and discharge all of Northwest’s liabilities and obligations under the Indenture.
Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the Merger, one member of Northwest’s board of directors, Dennis M. O’Hara, was appointed by the board of directors of the Company to serve as a member of its board of directors. Mr. O’Hara will serve on the trust committee.
Item 7.01      Regulation FD Disclosure.
     On October 2, 2007, the Company announced that it will release third quarter 2007 earnings after the market closes on October 23, 2007 and conduct a conference call to discuss these results the following morning, October 24, 2007, at 11:00 A.M. eastern/10:00 A.M. central. A copy of the press release relating to the Company’s earnings call is attached hereto as Exhibit 99.2.
     Note: the information in this report provided in item 7.01 (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.      Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.
Consolidated balance sheets of Northwest and its subsidiary as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006, as well as the unaudited consolidated balance sheets as of March 31, 2007 and December 31, 2006 and the related unaudited consolidated statements of income and cash flows for the three month periods ended March 31, 2007 and 2006, are contained in the Company’s Registration Statement on Form S-4 filed on May 25, 2007, as amended on August 3, 2007, and are incorporated herein by this reference. A consolidated balance sheet as of June 30, 2007 and the related consolidated statement of income, changes in stockholders’ equity and cash flows for the six-month period ended June 30, 2007 shall be filed not later than 71 days after the date that this report is required to be filed.
(b)	Pro Forma Financial Information.
An unaudited pro forma combined condensed consolidated balance sheet for the Company and Northwest as of March 31, 2007 and unaudited pro forma combined condensed consolidated income statements for the three month period ended March 31, 2007 and for the year ended December 31, 2006 are contained in the Company’s Registration Statement on Form S-4 filed on May 25, 2007, as amended on August 3, 2007, and are incorporated herein by this reference. An unaudited pro forma combined condensed consolidated balance sheet for the Company and Northwest as of June 30, 2007 and an unaudited pro forma combined condensed consolidated income statement for the six month period ended June 30, 2007 shall be filed not later than 71 days after the date that this report is required to be filed.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger dated as of March 22, 2007 by and between Northwest and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 23, 2007).

99.1	Press Release dated October 1, 2007.

99.2	Press Release dated October 2, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: October 5, 2007	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Executive Vice President and Chief Financial Officer